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                              SECURITY AGREEMENT
                              ------------------


          AGREEMENT dated as of August 31, 1994 between Dura Automotive Systems, Inc., a Delaware corporation ("BORROWER"), and Continental Bank, an Illinois banking corporation, as agent ("AGENT") for the Lenders.


                              W I T N E S S E T H:
                              -------------------

          WHEREAS, pursuant to a Credit Agreement of even date herewith (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "CREDIT AGREEMENT") among Borrower, the various commercial lending institutions as are, or may from time to time, become parties thereto ("LENDERS"), The Bank of Nova Scotia, Comerica Bank and The Chase Manhattan Bank, N.A., as co-agents (collectively, "CO-AGENTS") and Agent, Lenders have extended commitments to make credit extensions to Borrower;

          WHEREAS, it is a condition precedent to the making of the initial Loans under the Credit Agreement that Borrower shall have granted the security interests contemplated by this Agreement, and Borrower desires to grant such security interests in order to induce Lenders to extend credit to Borrower under the Credit Agreement;

          NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and to issue Letters of Credit under the Credit Agreement, Borrower hereby agrees with Agent for its benefit and the benefit of Lenders as follows:

SECTION 1.  Definitions

          1.1 Certain Defined Terms. Terms defined in the Credit Agreement and not otherwise defined herein have the respective meanings provided for in the Credit Agreement. The following terms, as used herein, have the meanings set forth below:

          "Accounts" means all "accounts" (as defined in the UCC) now owned or hereafter created or acquired by Borrower including, without limitation, all of the following now owned or hereafter created or acquired by
     Borrower: (a) accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebted-ness owing to Borrower arising from the sale, lease or exchange of goods or other property and/or the performance of services; (b) Borrower's rights in, to and under all purchase orders for goods, services or other property;
     (c) Borrower's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit); (d) monies due to or to become due to Borrower under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services including the right to payment of any interest or finance charges with respect thereto (whether or not yet earned by performance on the part of Borrower); (e) uncertificated securities; and
     (f) Proceeds of any of the foregoing and all collateral security and guaranties of any kind given by any Person with respect to any of the foregoing.

          "Collateral" has the meaning assigned to that term in Section 2.

          "Collateral Copyright Security Agreement" means the Collateral Copyright Security Agreement of even date herewith executed and delivered by Borrower to Agent, as such agreement may hereafter be amended, supplemented or otherwise modified from time to time.

          "Collateral Patent Security Agreement" means the Collateral Patent Security Agreement of even date herewith executed and delivered by Borrower to Agent, as such agreement may hereafter be amended, supplemented or otherwise modified from time to time.

          "Collateral Trademark Security Agreement" means the Collateral Trademark Security Agreement of even date herewith executed and delivered by Borrower to Agent, as such agreement may hereafter be amended, supplemented or otherwise modified from time to time.

          "Copyrights" has the meaning assigned to that term in Section 1(a) of the Collateral Copyright Security Agreement.




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          "Depository Account" has the meaning assigned to such term in Section
     7.

          "Documents" means all "documents" (as defined in the UCC) or other receipts covering, evidencing or representing goods now owned or hereafter acquired by Borrower including, without limitation, all bills of lading, dock warrants, dock receipts, warehouse receipts and orders for the delivery of goods, and any other document which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

          "Equipment" means all "equipment" (as defined in the UCC) now owned or hereafter acquired by Borrower including, without limitation, all machinery, motor vehicles, trucks, trailers, vessels, aircraft, rolling stock and all other tangible personal property (other than Inventory) and all parts thereof and all additions and accessions thereto and replacements therefor.

          "Fixtures" means all of the following now owned or hereafter acquired by Borrower: plant fixtures; trade fixtures, business fixtures; other fixtures and storage office facilities, wherever located; and all additions and accessions thereto and replacements therefor.

          "General Intangibles" means all "general intangibles" (as defined in the UCC) now owned or hereafter acquired by Borrower including, without limitation, all right, title and interest of Borrower in and to: (a) all agreements, leases, licenses and contracts to which Borrower is or may become a party; (b) all obligations or indebtedness owing to Borrower (other than Accounts) or other rights to receive payments of money from whatever source arising and all collateral security therefor; (c) all tax refunds and tax refund claims; (d) Intellectual Property; (e) all choses in action and causes of action; and (f) all trade secrets and other confidential information relating to the business of Borrower including by way of illustration and not limitation: systems and techniques for the analysis, diagnosis and correction of malfunctions of products used by Borrower's customers;

     the names and addresses of, and credit and other business information concerning, Borrower's past, present or future customers; the prices which Borrower obtains for its services or at which it sells merchandise; estimating and cost procedures; profit margins; policies and procedures pertaining to the sale and design of equipment, components, devices and services furnished by Borrower; information concerning suppliers of Borrower; and information concerning the manner of operation, business plans, pledges, projections, and all other information of any kind or character, whether or not reduced to writing, with respect to the conduct by Borrower of its business not generally known by the public.

          "Instruments" means all "instruments", "chattel paper" or "letters of credit", "certificated" and "uncertificated securities" (each as defined in the UCC) including, without limitation, all checks, drafts, notes, bonds, debentures, government securities, certificates of deposit, options and warrants in which Borrower now has or hereafter acquires any rights.

          "Intellectual Property" shall mean collectively all of the following:
     Copyrights, Patents and Trademarks.

          "Inventory" means all "inventory" (as defined in the UCC), now owned or hereafter acquired by Borrower, wherever located including, without limitation, finished goods, raw materials, work in process and other materials and supplies (including packaging and shipping materials) used or consumed in the manufacture or production thereof and goods which are returned to or repossessed by Borrower.

          "Patents" has the meaning assigned to that term in Section 1(a) of the Collateral Patent Security Agreement.

          "Payment Obligations" means all Loans, interest, fees and charges and all other Secured Obligations of Borrower other than contingent liabilities of Borrower with respect to which none of Agent, Co-Agents nor any Lender has asserted a claim against Borrower; provided that Payment Obligations shall include the Letters of Credit.

          "Permitted Encumbrances" means the Liens permitted under Section 7.2.3 of the Credit Agreement.

          "Proceeds" means all "proceeds" (as defined in the UCC) of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, any Collateral including, without limitation, all claims of Borrower against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance with respect to any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

          "Secured Obligations" has the meaning assigned to that term in Section 3.

          "Security Interests" means the security interests granted pursuant to
     Section 2 hereof and pursuant to the Collateral Copyright Security Agreement, Collateral Patent Security Agreement and Collateral Trademark Security Agreement, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Agreement or the other Loan Documents.

          "Trademarks" has the meaning assigned to that term in Section 1(a) of the Collateral Trademark Security Agreement.

          "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Illinois, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

          1.2 Other Definition Provisions. References to "Sections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. All references to statutes and related regulations shall include (unless otherwise specifically provided herein) any amendments of same and any successor statutes and regulations.

SECTION 2.  Grant of Security Interests

          To secure the payment, performance and observance of the Secured Obligations in accordance with the terms thereof, Borrower hereby grants to Agent, for the benefit of Agent, Co-Agents and Lenders, a continuing security interest in, a right of setoff against, and an assignment to Agent of, all right, title and interest of Borrower in all personal property, whether now owned or existing or hereafter acquired or arising and regardless of where located including, without limitation, the following (all being collectively referred to as the "Collateral"):

          (a)  Accounts;

          (b)  Inventory;

          (c)  General Intangibles;

          (d)  Documents;

          (e)  Instruments;

          (f)  Equipment;

          (g)  Fixtures;

          (h) All deposit accounts of Borrower maintained with any bank or financial institution (other than Depository Accounts);

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

          (i) All Depository Accounts, all cash deposited therein from time to time and other monies and property of Borrower in the possession or under the control of Agent, Co-Agents or any Lender;

          (j) All books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described in subparts (a) - (i) above or are otherwise necessary or helpful in the collection thereof or realization thereon; and

          (k) Proceeds of all or any of the property described in subparts (a) -
     (j) above.

Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Borrower shall have the exclusive, non-transferable right and license to use the Intellectual Property.

SECTION 3.  Security for Obligations

          This Agreement secures the payment and performance of the Obligations, including, without limitation, any renewals, extensions, restructurings and refinancings of any of the above and any additional indebtedness which may be extended to Borrower pursuant to any restructuring or refinancing of Borrower's indebtedness under the Credit Agreement, and including any post-petition interest accruing during any bankruptcy reorganization of Borrower or other similar proceeding (all such debts, obligations and liabilities of Borrower being collectively called the "Secured Obligations").

SECTION 4.  Borrower Remains Liable

          Anything herein to the contrary notwithstanding: (a) Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Agent of any of the rights hereunder shall not release Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral; and (c) none of Agent, Co-Agents nor any Lender shall have any obligation or liability under

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the contracts and agreements included in the Collateral by reason of this
Agreement, nor shall Agent, Co-Agents or any Lender be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 5.  Representations and Warranties

          Borrower represents and warrants as follows:

          5.1 Binding Obligation. This Agreement is the legally valid and binding obligation of Borrower, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditor's rights generally.

          5.2 Location of Equipment and Inventory and Fixtures. All of the Equipment and Inventory and Fixtures is located at the places specified on
Schedule I. All hereafter acquired or arising Equipment, Inventory or Fixtures will be located at the places specified on Schedule I hereto, except as otherwise permitted hereunder. None of said locations are leased by Borrower as lessee except those designated as such on Schedule I.

          5.3 Ownership of Collateral; Bailees. Except for Permitted Encumbrances and the Security Interests, Borrower owns the Collateral, and will own all after-acquired Collateral, free and clear of any Lien. No effective financing statement or other form of lien notice covering all or any part of the Collateral is on file in any recording office, except for those in favor of Agent and the Permitted Encumbrances. Except as noted on Schedule I, none of the Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor. Borrower does not sell any Inventory to any customer on approval or on any other basis which entitles the customer to return, or which may obligate Borrower to repurchase, such Inventory.

          5.4 Office Locations; Fictitious Names. The mailing address, chief place of business, the chief executive office and the office where Borrower keeps its books and records relating to the Accounts, Documents, General Intangibles and Instruments are located at the places specified on Schedule I. Borrower has no other places of business except those separately set forth on

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Schedule I.  Borrower does not do business and has not done business during the past five years under any trade-name or fictitious business name except as disclosed on Schedule II.

          5.5 Perfection. This Agreement and all necessary UCC filings and recordings with the U.S. Patent and Trademark Office and the Copyright Office, when filed and/or recorded, together create a valid, perfected and, except for the Permitted Encumbrances, first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings (other than continuation statements), registrations, recordings and other actions necessary or desirable to create, perfect and protect such Security Interests have been duly taken (other than the necessary UCC filings and recordings with the U.S. Patent and Trademark Office and the Copyright Office), and such Security Interests are entitled to all of the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction which relates to perfected security interests.

          5.6 Governmental Authorizations; Consents. No authorization, approval or other action by, and no notice to or filing with, any domestic or foreign governmental authority or regulatory body or consent of any other Person (including without limitation any licensor of Intellectual Property) is required, other than filing all necessary UCC filings and recordings with the U.S. Patent and Trademark Office and Copyright Office, either (a) for the grant by Borrower of the Security Interests granted hereby or for the execution, delivery or performance of this Agreement by Borrower or (b) for the perfection of or the exercise by Agent of its rights and remedies hereunder (except as may have been taken by or at the direction of Borrower or Agent).

          5.7 Accounts. Each existing Account constitutes, and each hereafter arising Account will constitute, the legally valid and binding obligation of the customer obligated to pay the same. The amount represented by Borrower to Agent as owing by each customer is the correct amount actually and unconditionally owing, except for normal cash discounts and allowances where applicable. No customer has any defense, set-off, claim or counterclaim against Borrower that can be asserted against Agent, whether in any proceeding to enforce Agent's rights in the Collateral or otherwise except defenses, set-offs, claims or counterclaims that are not, in the aggregate, material to the value of the Accounts. None of the

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Accounts is, nor will any hereafter arising Account be, evidenced by a promissory note or other Instrument other than a check.

          5.8 Intellectual Property. Except as disclosed in the Collateral Copyright Security Agreement, the Collateral Patent Security Agreement and the Collateral Trademark Security Agreement, there are no federally registered Copyrights, Patents and Trademarks.

          5.9 Accurate Information. All information heretofore, herein or hereafter supplied to Agent by or on behalf of Borrower with respect to the Collateral is and will be accurate and complete in all material respects.

          5.10 Inventory. All Inventory is of good and merchantable quality, free from any material defects; except as disclosed in the Credit Agreement, such Inventory is not subject to any licensing, patent, trademark, tradename or copyright agreement with any Person that restricts Borrower's ability to manufacture and/or sell the Inventory and the completion in manufacture of such Inventory by a Person other than Borrower would be permitted under any contract to which Borrower is a party or to which the Inventory is subject.

SECTION 6.  Further Assurances; Covenants

          6.1 Other Documents and Actions. Borrower will, from time to time, at its expense, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that Agent may reasonably request, in order to create, perfect and protect any security interest granted or purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Borrower will: (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments, documents or notices, as may be necessary or desirable, or as Agent may reasonably request, in order to create, perfect and preserve the security interests granted or purported to be granted hereby;
(b) at any reasonable time, upon reasonable notice by Agent, exhibit the Collateral to allow inspection of the Collateral by Agent and Persons designated by Agent and permit Agent and Persons designated by Agent to examine and make copies of the records of Borrower related thereto, and to discuss the

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Collateral and the records of Borrower with respect thereto with, and to be advised as to the same by, Borrower's officers and employees and, after the occurrence and during the continuance of an Event of Default, in the case of the Accounts, Documents, General Intangibles and Instruments, with any Person which is or may be obligated thereon; and (c) upon Agent's reasonable request, appear in and defend any action or proceeding that may affect Borrower's title to or Agent's security interest in the Collateral.

          6.2 Corporate or Name Change. Borrower will give Agent at least thirty (30) days prior written notice of any change in Borrower's name, identity, mailing address or corporate structure. With respect to any such change, Borrower will execute such documents and take such actions as Agent reasonably deems necessary or desirable to create, perfect and protect the Security Interests.

          6.3 Business Locations. Subject to the next sentence, Borrower will keep the Collateral (other than Collateral in the possession of Agent and cash on deposit in Depository Accounts and other permitted depository accounts) at the locations specified on Schedule I. Borrower will give Agent at least thirty
(30) days prior written notice of any change in Borrower's chief place of business or of any new location of business or any new location for any of the Collateral. With respect to any new location (which in any event shall be within the continental United States), Borrower will execute such documents and take such actions as Agent deems necessary to perfect and protect the Security Interests.

          6.4 Bailees. No Collateral shall at any time be in the possession or control of any warehouseman, bailee or any of Borrower's agents or processors without Agent's prior written consent and unless Agent, if Agent has so requested, has received warehouse receipts or bailee letters satisfactory to Agent prior to the commencement of such storage, except (a) Inventory (excluding Tooling WIP) so long as the aggregate value of all such Inventory in the possession or control of any warehouseman, bailee or any of Borrower's agents or processors does not exceed $750,000 and (b) Tooling WIP so long as the aggregate value of all Tooling WIP in the possessions or control of any warehouseman, bailee or any of Borrower's agents or processor does not exceed $500,000. Borrower shall, upon the request of Agent and solely upon the occurrence and during the continuance of an Event of Default, notify any such warehouseman, bailee, agent or processor of the Security Interests

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created hereby and shall instruct such Person to hold all such Collateral for
Agent's account subject to Agent's instructions.

          6.5 Instruments. Borrower will deliver and pledge to Agent all Instruments duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent. Borrower will also deliver to Agent all security agreements securing any Instruments and execute UCC-3 financing statements assigning to Agent any UCC financing statements filed by Borrower in connection with such security agreements. Borrower will mark conspicuously all chattel paper with a legend, in form and substance satisfactory to Agent, indicating that such chattel paper is subject to the Security Interests.

          6.6 Filing Requirements. None of the Equipment (other than motor vehicles not having a market value in excess of Fifty Thousand Dollars ($50,000) in the aggregate) is covered by any certificate of title. Upon request of Agent, Borrower shall promptly deliver to Agent any and all certificates of title, applications for title or similar evidence of ownership of all Equipment and shall cause Agent to be named as lienholder on any such certificate of title or other evidence of ownership. None of the Collateral is of a type in which security interests or liens may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation except for Collateral described on the respective schedules to the Collateral Copyright Security Agreement, the Collateral Patent Security Agreement and the Collateral Trademark Security Agreement. Borrower shall promptly notify Agent in writing upon acquiring any interest hereafter in Collateral that is of a type where a security interest or lien may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation. Borrower shall promptly inform Agent of any additions to or deletions (other than Asset Dispositions permitted by Section 7.2.11 of the Credit Agreement) from the Equipment and shall not permit any such items to become Fixtures to real estate other than real estate described in the Mortgages. The legal description and street address of the property on which any Fixtures are located is set forth on Schedule I, together with the name and common address of the record owner of each such property.

          6.7 Uncertificated Securities Covenants. Borrower will, or will permit Agent, from time to time to (a) cause the appro-

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priate issuers of uncertificated securities owned by Borrower or other appropriate parties under Sections 8-313 and 8-321 of the UCC to mark their books and records with the numbers and face amounts of all uncertificated securities and all rollovers and replacements therefor to reflect the Security Interests, (b) obtain from such issuers and other Persons, for the benefit of Agent, Co-Agents and Lenders, written confirmation of the Security Interests in such uncertificated securities, and (c) take or cause such parties to take all action necessary or appropriate to create, perfect and maintain a first perfected priority Lien in such uncertificated securities in favor of Agent.

          6.8 Account Covenants. Except as otherwise provided in this subsection 6.8, Borrower shall continue to collect, at its own expense, all amounts due or to become due Borrower under the Accounts and apply such amounts as are so collected to the outstanding balances of said Accounts. In connection with such collections, Borrower may take such action as Borrower may deem necessary or advisable to enforce collection of the Accounts; provided, that Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to: (a) notify the customers or obligors under any Accounts of the assignment of such Accounts to Agent and to direct such customers or obligors to make payment of all amounts due or to become due directly to Agent; (b) enforce collection of any such Accounts; and (c) adjust, settle or compromise the amount or payment of such Accounts. After the occurrence and during the continuance of an Event of Default all amounts and proceeds (including Instruments) received by Borrower with respect to the Accounts shall, if requested in writing by Agent, be received in trust for the benefit of Agent, Co-Agents and Lenders, shall be segregated from other funds of Borrower and shall be forthwith paid over to Agent in the same form as so received (with any necessary endorsement) to be held in the Depository Accounts pursuant to Section 7 or applied pursuant to Section 13. After the occurrence and during the continuance of an Event of Default, Borrower shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereof, or allow any credit or discount thereon (other than credits and discounts in the ordinary course of business and in amounts which are not material to Borrower) without the prior consent of Agent.

          6.9 Intellectual Property Covenants. Borrower shall concurrently herewith deliver to Agent the Collateral Copyright

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Security Agreement, the Collateral Patent Security Agreement, the Collateral
Trademark Security Agreement and all other documents, instruments and other items as may be necessary for Agent to file such documents with the United States Copyright Office, United States Patent and Trademark Office and any similar domestic department or agency. Borrower represents and warrants to Agent that the execution and delivery of this Agreement by Borrower will not violate or cause a default under any of the Intellectual Property or any agreement in connection therewith.

          6.10 Equipment Covenants. Borrower shall cause the Equipment to be maintained and preserved in the condition, repair and working order necessary for the purposes for which such Equipment is being used, and shall promptly make or cause to be made all repairs, replacements, and other improvements in connection therewith that are necessary or desirable to such end unless Borrower reasonably determines in good faith that the continued maintenance of its Equipment is no longer economically desirable.

          6.11 Protection of Collateral. Borrower will do nothing to impair the rights of Agent, Co-Agents or the Lenders in the Collateral in any material respect. Borrower will at all times keep the Collateral insured in favor of Agent, Co-Agents and the Lenders in compliance with the requirements of the Credit Agreement. Borrower assumes all liability and responsibility in connection with the Collateral acquired by it, and the liability of Borrower to pay the Secured Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, stolen, damaged, or for any reason whatsoever unavailable to Borrower.

          6.12 Taxes and Claims. Borrower will pay when due all property and other taxes, assessments and governmental charges imposed upon, and all claims against, the Collateral (including, without limitation, claims for labor, services, materials and supplies); provided that no such tax, assessment or charge need be paid if Borrower is contesting same in good faith by appropriate proceedings promptly instituted and diligently conducted and if Borrower has established such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP.

          6.13 Collateral Description. Borrower will furnish to Agent, from time to time, statements and schedules further identifying and describing the Collateral and such other reports in

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connection with the Collateral as Agent may reasonably request, all in reasonable detail. Borrower will, promptly upon request, provide to Agent all information and evidence it may reasonably request concerning the Collateral, and in particular the Accounts, to enable Agent to enforce the provisions of this Agreement.

          6.14 Use of Collateral. Borrower will not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering any of the Collateral which could reasonably be expected to cause a Material Adverse Effect.

          6.15 Records of Collateral. Borrower shall keep full and accurate books and records relating to the Collateral and shall stamp or otherwise mark such books and records in such manner as Agent may reasonably request indicating that the Collateral is subject to the Security Interests.

          6.16 Certain Agreements on Accounts. Borrower will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on an Account or accept in satisfaction of an Account less than the original amount thereof other than in the ordinary course of business and so long as no Event of Default is then in existence.

          6.17 Federal Claims. Borrower shall notify Agent of any Collateral which, to its best knowledge, constitutes a claim against the United States government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal law. Upon the request of Agent, Borrower shall take such steps as may be necessary to comply with any applicable federal assignment of claims laws.

          6.18 Hot Goods. None of the Inventory of Borrower or any Subsidiary has been or will be produced in violation of any provision of the Fair Labor Standards Act of 1938, as amended, or in violation of any other law.

SECTION 7.  Bank Accounts

          Except for its payroll accounts, Borrower shall continue to maintain all of its deposit accounts (general and special) with Continental Bank (collectively, the "Depository Accounts");

provided, that Borrower may maintain deposit accounts at other financial institutions so long as Borrower and such other financial institutions acknowledge and agree that during the continuance of an Event of Default all proceeds in such accounts shall, at Agent's direction, be transferred to an account with Agent. Pursuant hereto, Borrower grants and shall grant to Agent, for the benefit of itself, Co-Agents and Lenders, a continuing lien upon, and security interest in, all such accounts and all funds at any time paid, deposited, credited or held in such accounts (whether for collection, provisionally or otherwise) or otherwise in the possession of Continental Bank.

SECTION 8.  Agent Appointed Attorney-in-Fact

          Borrower hereby irrevocably appoints Agent as Borrower's attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower, Agent or otherwise or without the signature of Borrower where permitted by law, from time to time in Agent's reasonable discretion to take any action and to execute any instrument that Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

             (a) to sign and endorse any verifications of Accounts and other documents (including without limitation financing or continuation statements, and amendments thereto, and other documents necessary or advisable to create, perfect, protect and maintain the perfection and priority of the Security Interests) relating to the Collateral and, after the occurrence and during the continuance of an Event of Default, to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments and notices in connection with the Accounts;

             (b) subject to Borrower's right to contest taxes or Liens pursuant to the Credit Agreement, to pay or discharge taxes or Liens, levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Agent in its reasonable discretion, and such payments made by Agent to become Obligations, due and payable immediately without demand;

             (c) after the occurrence and during the continuance of an Event of Default, to obtain and adjust insurance required to be paid to Agent;

             (d) after the occurrence and during the continuance of an Event of Default, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

             (e) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clauses (c) and (d) above;

             (f) after the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Agent with respect to any of the Collateral; and

             (g) after the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes.

Borrower hereby ratifies and approves all acts of Agent made or taken pursuant to this Section 8. Neither Agent nor any Person designated by Agent shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law, unless it is determined by a judgment of a court of competent jurisdiction, final and not subject to review on appeal, that such action, omission, error or mistake constituted gross negligence or wilful misconduct. This power, being coupled with an interest, is irrevocable so long as this Agreement shall remain in force.

SECTION 9.  Remedies

          (a) If any Event of Default shall have occurred and be continuing, Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require Borrower to, and Borrower hereby agrees that it will, at its expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at any reasonable place or places designated by Agent, in which event Borrower shall at its own expense (A) forthwith cause the same to be moved to the place or places so designated by Agent and there delivered to Agent, (B) store and keep any Collateral so delivered to Agent at such place or places pending further action by Agent, and (C) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain the Collateral in good condition;
(ii) withdraw all cash in the Depository Accounts and apply such monies in payment of the Secured Obligations in the manner provided in Section 11; and
(iii) without notice except as specified below, sell, lease or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, and without the necessity of gathering at the place of sale the property to be sold, at any of Agent's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Agent may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, at least ten
(10) days notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Agent may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Agent (on behalf of Co-Agents and Lenders). Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Borrower hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted.

          (b) Upon the occurrence and during the continuance of an Event of Default, Agent or its agents or attorneys shall have the right without notice or demand or legal process (unless the same shall be required by applicable law), personally, or by agents or attorneys, (i) to enter upon, occupy and use any premises owned or leased by Borrower or where the Collateral is located (or is believed to be located) until the Secured Obligations are paid in full without any obligation to pay rent to Borrower, to render the Collateral useable or saleable and to remove the Collateral or any part thereof therefrom to the premises of Agent or any agent of Agent for such time as Agent may desire in order to effectively collect or liquidate the Collateral and use in connection with such removal any and all services, supplies and other facilities of Borrower; and (ii) to take possession of Borrower's original books and records, to obtain access to Borrower's data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Agent deems appropriate; and Agent shall have the right to notify postal authorities to change the address for delivery of Borrower's mail to an address designated by Agent and to receive and open all mail addressed to Borrower.

          (c) Borrower acknowledges and agrees that a breach of any of the covenants contained in Sections 6.1(a), 6.1(b), 6.6, 6.8, 6,9, 6.17, 7 and 9 hereof will cause irreparable injury to Agent, Co-Agents and Lenders and that Agent has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Agent to seek and obtain specific performance of other obligations of Borrower contained in this Agreement, that the covenants of Borrower contained in the Sections referred to in this Section shall be specifically enforceable against Borrower.

SECTION 10.  Limitation on Duty of Agent with Respect to Collateral

          Beyond the safe custody thereof, Agent shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property. Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Agent in good faith.

SECTION 11.  Application of Proceeds

          Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held in the Depository Accounts shall be applied: first, to all fees, costs and expenses incurred by Agent, Co-Agents or any Lender with respect to the Credit Agreement, the other Loan Documents or the Collateral including, without limitation, those described in Section 10.3 of the Credit Agreement and in Section 14 hereof; second, to all fees due and owing to Agent, Co-Agents or any Lender; third, to accrued and unpaid interest on the Secured Obligations (including any interest which but for the provisions of the Bankruptcy Code, would have accrued on such amounts); fourth, to the principal amounts of the Secured Obligations outstanding; and fifth, to any other indebtedness or obligations of Borrower owing to Agent or any Lender. Any balance remaining shall be delivered to Borrower.

SECTION 12.  Expenses

          Borrower shall pay all insurance expenses and all expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, all costs, fees and expenses of perfecting and maintaining the Security Interests, and any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral, or with respect to periodic appraisals and inspections of the Collateral as may be required under the terms of the Credit Agreement, or with respect to the sale or other disposition thereof. If Borrower fails promptly to pay any portion of the above expenses when due or to perform any other obligation of Borrower under this Agreement, Agent, Co-Agents or any other Lender may, at its option, but shall not be required to, pay or perform the same and charge Borrower's account for all costs and expenses incurred therefor, and Borrower agrees to reimburse Agent, Co-Agents or such Lender therefor on demand. All sums so paid or incurred by Agent, Co-Agents or any other Lender for any of the foregoing, any and all other sums for which Borrower may become liable hereunder and all costs and expenses (including attorneys' fees, legal expenses and court costs) incurred by Agent, Co-Agents or any other Lender in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement shall be payable on demand, shall constitute Obligations, shall bear interest until paid at the rate applicable to the Revolving

Loan as provided in the Credit Agreement and shall be secured by the Collateral.

SECTION 13.  Termination of Security Interests; Release of Collateral

          Upon payment in full of all Payment Obligations and the termination of all Commitments, the Security Interests shall terminate and all rights to the Collateral shall revert to Borrower. Upon such termination of the Security Interests or release of any Collateral, Agent will, at the expense of Borrower, execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

SECTION 14.  Notices

          All notices, approvals, requests, demands and other communications hereunder shall be given in accordance with the notice provision of the Credit Agreement.

SECTION 15.  Successors and Assigns

          This Agreement is for the benefit of Agent, Co-Agents and Lenders and their respective successors and assigns. This Agreement shall be binding on Borrower and its successors and assigns; provided that Borrower may not assign its obligations under this Agreement without Agent's prior written consent.

SECTION 16.  Changes in Writing

          No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of Agent and Borrower and then only to the extent in such writing specifically set forth.

SECTION 17.  Applicable Law

          THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

SECTION 18.  Failure or Indulgence Not Waiver; Remedies Cumulative; Severability

          (a) No failure or delay on the part of Agent, Co-Agents or any Lender in the exercise of, and no course of dealing with respect to, any power, right or privilege under the Credit Agreement or this Agreement or any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any Default or Event of Default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or any other right, power or privilege. All rights and remedies existing under the Credit Agreement, this Agreement, the other Loan Documents or by law afforded are cumulative to, and not exclusive of, any rights or remedies otherwise available and shall be available to Agent until the Secured Obligations have been paid in full and the termination of all Commitments.

          (b) The invalidity, illegality or unenforceability of any provision in or obligation under this Agreement shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement.

SECTION 19.  Headings

          Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 20.  Survival of Representations

          All representations and warranties of Borrower contained in this Agreement shall survive the execution and delivery of this Agreement.

SECTION 21.  Counterparts

          This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

SECTION 22.  Loan Document

          This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

          Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the day first above written.


                                 DURA AUTOMOTIVE SYSTEMS, INC.


                                 By /s/ Robert Hibbs
                                    ---------------------------------
                                    Title Vice President
                                          ----------------------------


                                 CONTINENTAL BANK, as Agent


                                 By /s/ Robert A. Pierce
                                    ---------------------------------

                                    Title Vice President
                                          ----------------------------

                                  SCHEDULE I
                                  ----------

                 Locations of Equipment, Inventory, Books and
               Records, Chief Executive Office, Other Locations





1.   Chief Executive Office:

     Dura Automotive Systems, Inc.
     1708 Northwood Avenue
     Troy, Michigan  48084

2.   Locations of Equipment, Inventory,
     Books and Records:

     Owned Real Property
     ___________________

     CABROOK Facility
     445 East Helm Street
     Brookfield, Missouri  64628

     HANNICON Facility
     2011 U.S. Highway 61 South
     Hannibal, Missouri  63401

     RIVCON Facility
     #5 Industrial Loop
     Hannibal, Missouri  63401

     7180 Rodgers Bridge Road
     East Jordan, Michigan  49727

     117 S. Lake
     East Jordan, Michigan  49727

     165 Spicer Drive
     Gordonsville, Tennessee  38563

     310 Palmer Park Road
     Mancelona, Michigan  49659

     114 Spicer Drive
     Gordonsville, Tennessee  38563

     Poniente 2 Street and Norte 7 Street NO-IA6
     H. Matamoros, Tamaulupas, Mexico

     Leased Property
     _______________

     1708 Northwood
     Troy, Michigan  48084

     United Kingdom Sales Office
     Southfield Business Parke
     3 Argent Drive
     Basildon, England

     Michigan Sales Office
     23925 Industrial Park Drive
     Farmington Hills, Michigan  48335

                                  SCHEDULE II
                                  -----------


                       Trade-names and Fictitious Names
                         (Present and Past Five Years)



                       Dura Mechanical Components, Inc.
                         Dura Automotive Systems, Inc.